040102

040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada	Document Number 20130536158-34
	Filing Date and Time 08/14/2013 2:26 PM
	Entity Number E0398632013-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Maple Tree Kids, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Vcorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 500,000,000 Par value per share: $ 0.001 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Irina Goldman (Name) 5 Victory Road (Street Address) Suffern (City) NY (State) 10901 (Zip Code) 2) (Name) Street Address: City: State: Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* To engage in any lawful act or activity for which corporations may be organized in the State of Nevada.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Effie Stern (Name) X [signature] (Incorporator Signature) 5670 Wilshire Blvd. Ste 1530 (Address) Los Angeles (City) CA (State) 90036 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 08/14/2013 (Date)

This form must be accompanied by appropriate fees.

ATTACHMENT TO

ARTICLES OF INCORPORATION

OF

MAPLE TREE KIDS, INC.

The Articles of Incorporation of MAPLE TREE KIDS, INC. (the "Corporation") are hereby supplemented with the following additions to Article 3 and additional Articles 8-11.

ARTICLE 3 - AUTHORIZED STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 450,000,000 shares of Common Stock, $0.001 par value per share and 50,000,000 shares of Preferred Stock, $0.001 par value per share.

All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Fully-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE 8 - AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, except to the extent that the Bylaws otherwise provide.

ARTICLE 9 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full

extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

ARTICLE 10 - LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article 9 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE 11 - ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by an successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 10 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 12 - COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 11 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **MAPLE TREE KIDS, INC.**, did on August 14, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 15, 2013.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20130815-0198
You may verify this certificate online at **http://www.nvsos.gov/**

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20170010646-87
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/10/2017 8:00 AM
	Entity Number E0398632013-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

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ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Maple Tree Kids, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 shall be amended to change the name of the corporation to Aerkomm Inc.

Article 3 shall be amended by inserting the following paragraph at the end of Article 3:

"Effective as of the filing date of this Certificate of Amendment, each ten (10) shares of the issued and outstanding common stock, $0.001 par value, of the Corporation shall be reverse split into one (1) share of common stock of the Corporation. No fractional shares shall be issued in connection with the reverse split. Any fractional share that would otherwise be issued as a result of the reverse split will be rounded up to the nearest whole share."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 86%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.